UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                           FORM 8-K

                        CURRENT REPORT


 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported)     February 1, 1996
                              (February 1, 1996)

Commission File Number                        0-13400

                 NTS-PROPERTIES V, a Maryland Limited Partnership
            (Exact name of registrant as specified in its charter)

         Maryland                           61-1051452
(State or other jurisdiction of   (I.R.S. Employer Identification
incorporation or organization)    No.)

   10172 Linn Station Road
   Louisville, Kentucky                         40223
(Address of principal executive              (Zip Code)
offices)

Registrant's telephone number,
including area code                         (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.  Other Items

         Under Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership, limited partners may request NTS-Properties V, a Maryland Limited Partnership (the "Partnership") to repurchase their respective interests (Units) in the Partnership. The Partnership has notified the limited partners of its intention to establish an Interest Repurchase Reserve on June 30, 1996 and the opportunity to request that the Partnership repurchase Units at the established price pursuant to that certain letter to limited partners dated February 1, 1996, a copy of which is attached hereto and made a part hereof.

February 1, 1996


Dear NTS-Properties V Investor:

Over the last few years, a small market has developed for the trading of limited partnership interests through companies such as the Chicago Partnership Board. Units in our and other NTS Partnerships have transferred at values which the General Partner believes to be discounted. Although the General Partner continues to strongly recommend that our investors hold their Units rather than sell, we do recognize that circumstances may arise from which an investor may feel compelled to sell his or her Units. As a result, in our cash distribution mailings we included a list of some of the companies which have indicated to us that they arrange trades of NTS Partnership Units.

In the interest of helping to establish a "floor" or minimum price for trades in NTS-Properties V Units, the Partnership will, effective June 30, 1996, establish an Interest Repurchase Reserve in the amount of $50,000 pursuant to Section 16.4 of the Partnership's Limited Partnership Agreement. Under this Section of the Partnership Agreement, the Partnership may repurchase Units from investors who indicate in writing their desire to sell. With this Repurchase Reserve, the Partnership will be able to repurchase and retire up to 370 Units at a currently contemplated price of $135 per Unit. Since the repurchased Units will be retired, there will be fewer investors for the distribution of assets.

Units will be repurchased on a "first-come, first-served" basis until the Interest Repurchase Reserve is depleted. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership, the Partnership may choose to increase the Interest Repurchase Reserve so that those additional Units may be repurchased in subsequent quarters. The Partnership may, at the discretion of the General Partner, continue to set aside funds in the Interest Repurchase Reserve.

The above repurchase price per Unit was established by the General Partner in its sole discretion, and does not purport to represent the fair market value or liquidation value of a Unit. The General Partner believes that this purchase price represents a discount from the value of each Unit. However, there is no guarantee of the amount that limited partners who choose not to sell their Units will receive upon the ultimate liquidation of the Partnership.

If you are interested in the Partnership repurchasing your Units, please sign, date and return the enclosed Repurchase Request form in the envelope provided. Upon receipt of your signed Repurchase Request form, we will provide you with transfer documents and appropriate instructions. Payment for repurchased Units will be made after June 30, 1996, on a "first-come, first-served" basis to those Investors who have returned the properly executed transfer documents. No transfer fees or commissions will be charged for the repurchase. You may obtain further information on the Interest Repurchase Reserve by calling our transfer agent at (303) 705-6196.

                     REPURCHASE REQUEST

              FOR LIMITED PARTNERSHIP UNITS IN

                      NTS-Properties V

Date:___________

I request that NTS-Properties V repurchase my limited partnership interests ("Units") at the price of $135 per Unit, as described in the letter to me from the General Partner dated February 1, 1996 to which this Repurchase Request was attached. As a condition to repurchase, I understand that I hereby waive the provisions of Section 16.4 of the Amended and Restated Agreement of Limited Partnership of NTS-Properties V (the "Partnership Agreement") regarding the price and terms of repurchase of Units, and fully and finally release NTS-Properties V and its General Partner from any and all known or unknown claims, liability and actions, whether arising under or pertaining to the Offering or Prospectus for NTS-Properties V, the Partnership Agreement or otherwise. I will reaffirm my waiver and release upon execution of the transfer documents. Please send me the appropriate transfer documents.



I own ________ Units of NTS-Properties V. I have read and fully understand the foregoing.

[Each owner of the Limited Partner Units must sign below.]




______________________________    _________________________________
Signature of Limited Partner      Signature of Limited Partner
                                  (Joint Accounts)



______________________________    __________________________________
Printed Name                      Printed Name

                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NTS-PROPERTIES V, a Maryland
                                  Limited Partnership
                                            (Registrant)


                                  BY:    NTS-Properties Associates V
                                         BY: NTS Capital Corporation,
                                             General Partner


                                         /s/ John W. Hampton
                                         John W. Hampton
                                         Senior Vice President



Date:    February 1, 1996